Exhibit 99.1

David Havlek

salesforce.com

Investor Relations

415-536-2171

dhavlek@salesforce.com

Jane Hynes

salesforce.com

Public Relations

415-901-5079

jhynes@salesforce.com

Salesforce.com Announces Fiscal First Quarter Results

First Enterprise Cloud Computing Company to Exceed $2.0 Billion Annual Revenue Run Rate

•	Record Quarterly Revenue of $504 Million, up 34% Year-Over-Year

•	Deferred Revenue of $915 Million, up 38% Year-Over-Year

•	Operating Cash Flow of $140 Million, down 3% Year-Over-Year

•	5,400 Net New Customers in the Quarter

•	Total Customers at 97,700 up 26% Year-Over-Year

•	Raises FY12 Revenue Guidance to $2.15 – $2.17 Billion

SAN FRANCISCO, Calif. – May 19, 2011 – Salesforce.com (NYSE: CRM), the enterprise cloud computing company, today announced results for its fiscal first quarter ended April 30, 2011.

“Salesforce.com has become the first enterprise cloud computing company to reach a $2.0 billion annual revenue run rate,” said Marc Benioff, Chairman and CEO. “We are delighted to see our revenue growth rate continue to accelerate.”

Salesforce.com delivered the following results for its fiscal first quarter:

Revenue: Total Q1 revenue was $504 million, an increase of 34% on a year-over-year basis. Subscription and support revenues were $474 million, an increase of 35% on a year-over-year basis. Professional services and other revenues were $31 million, an increase of 18% on a year-over-year basis.

Earnings per Share: Q1 GAAP diluted earnings per share were breakeven, and non-GAAP diluted earnings per share decreased 7% year-over-year to $0.28. The company’s non-GAAP results exclude the effects of approximately $48 million in stock-based compensation expense, approximately $10 million in amortization of purchased intangibles, and approximately $3 million in non-cash interest expense related to the company’s convertible senior notes. All EPS calculations are based on 141 million diluted shares outstanding during the quarter. The company’s Q1 diluted shares outstanding include approximately 3 million shares associated with the convertible senior notes and warrants.

Customers: Net paying customers rose approximately 5,400 during the quarter to finish at approximately 97,700. Since April 30, 2010, the company added 20,400 net paying customers, an increase of 26% on a year-over-year basis.

Cash: Cash generated from operations for the fiscal first quarter was $140 million, a decrease of 3% on a year-over-year basis. Total cash, cash equivalents and marketable securities finished the year at approximately $1.5 billion, a decrease of approximately $379 million from the prior year.

Deferred Revenue: Deferred revenue on the balance sheet as of April 30, 2011 was $915 million, an increase of 38% on a year-over-year basis.

As of May 19, 2011, salesforce.com is initiating guidance for its second quarter of fiscal year 2012. In addition, the company is raising its prior full fiscal year 2012 revenue and non-GAAP EPS guidance provided on March 30, 2011, and updating its projected full fiscal year 2012 GAAP EPS guidance previously provided on February 24, 2011.

Q2 FY12 Guidance: Revenue for the company’s second fiscal quarter is projected to be in the range of approximately $526 million to approximately $528 million.

For the second fiscal quarter, the company expects to report a GAAP net loss per share of approximately ($0.01) to breakeven, while diluted non-GAAP EPS is expected to be approximately $0.29 to $0.30. All EPS estimates include a one-time tax benefit of $0.02, associated with the acquisition of Radian6. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $54 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $17 million, and non-cash interest expense related to the company’s convertible senior notes, expected to be approximately $3 million. EPS estimates assume a GAAP tax rate of 113%, and a non-GAAP tax rate of 30%. For the purpose of the EPS calculation, assume an average basic share count of approximately 136 million shares, and an average diluted share count of approximately 144 million shares. Salesforce.com completed its previously announced acquisition of Radian6 on May 2, 2011, and these estimates include the forecasted operating results for Radian6 from that date forward. Radian6 estimates incorporate a preliminary purchase price allocation, and are therefore subject to change.

Full Year FY12 Guidance: Revenue for the company’s full fiscal year 2012 is projected to be in the range of approximately $2.15 billion to approximately $2.17 billion.

For the full fiscal year 2012, the company expects to report a GAAP net loss per share of approximately ($0.03) to ($0.01), while diluted non-GAAP EPS is expected to be approximately $1.30 to $1.32. All EPS estimates include a one-time tax benefit of $0.04, associated with the acquisition of Radian6. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $238 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $60 million, and non-cash interest expense related to the convertible senior notes, expected to be approximately $11 million. EPS estimates assume a GAAP tax rate of 113%, and a non-GAAP tax rate of 33%. For the purpose of the EPS calculation, assume an average basic share count of approximately 136 million shares, and an average diluted share count of approximately 145 million shares. Salesforce.com completed its previously announced acquisition of Radian6 on May 2, 2011, and these estimates include the forecasted operating results for Radian6 from that date forward. Radian6 estimates incorporate a preliminary purchase price allocation, and are therefore subject to change.

The following is a per share reconciliation of GAAP diluted EPS to non-GAAP diluted EPS Guidance for the second quarter and full fiscal year:

	Fiscal 2012
	Q2	FY2012
GAAP EPS range	($0.01) - $ 0.00	($0.03) - ($0.01)
Plus
Amortization of purchased intangibles	$0.12	$0.42
Stock-based expense	$0.37	$1.65
Amortization of debt discount	$0.02	$0.08
Less
Income tax effect of certain Non-GAAP items	($0.21)	($0.82)

Non-GAAP diluted EPS	$0.29 - $0.30	$1.30 - $1.32

Shares used in computing basic net income per share (millions)	136	136
Shares used in computing diluted net income per share (millions)	144	145

For this per share reconciliation, diluted shares were used for the above calculations

Quarterly Conference Call

Salesforce.com will host a conference call to discuss its first quarter fiscal year 2012 results at 2:00 p.m. Pacific Time today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://www.salesforce.com/investor. In addition, an archive of the webcast can be accessed through the same link. Participants who choose to call in to the conference call can do so by dialing domestically 866-901-SFDC or 866-901-7332 and internationally at +1 706-902-1764, passcode salesforce.com or 64853124. A replay will be available at 800-642-1687 or +1 706-645-9291, passcode 64853124, until midnight (Eastern Time) June 16, 2011.

About Salesforce.com

Salesforce.com is the enterprise cloud computing company that has transformed the way companies collaborate and communicate. Salesforce.com is leading the effort to bring Cloud 2, the next paradigm for computing, to the enterprise by offering its customers the social collaboration, mobility and openness that are the hallmark of this new world. The company’s platform and application services include:

•	Salesforce Chatter, a private social network for your enterprise

•	The Sales Cloud, for sales force automation and contact management

•	The Service Cloud, for customer service and support solutions

•	Radian6, for social media monitoring and engagement

•	The Jigsaw Data Cloud, for ensuring data integrity and quality

•	The Force.com platform, for custom application development

•	Heroku, for building social and mobile apps in Ruby

•	The AppExchange, the world’s leading marketplace for enterprise cloud computing applications

Salesforce.com offers the fastest path to customer success with cloud computing. As of April 30, 2011, salesforce.com manages customer information for approximately 97,700 customers including Allianz Commercial, Dell, Japan Post, Kaiser Permanente, KONE, and SunTrust Banks. Any unreleased services or features referenced in this or other press releases or public statements are not currently available and may not be delivered on time or at all. Customers who purchase salesforce.com applications should make their purchase decisions based upon features that are currently available. Salesforce.com has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.” For more information please visit http://salesforce.com, or call 1-800-NO-SOFTWARE.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following non-cash items: stock-based compensation, amortization of acquisition-related intangibles, and the amortization of debt discount on the company’s convertible senior notes, as well as the tax consequences associated with these items. The purpose of the non-GAAP tax rate is to quantify the excluded tax consequences of the excluded expense items. These non-GAAP estimates are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance. Non-cash stock-based compensation, amortization of acquisition-related intangible assets, and the amortization of debt discount on the company’s convertible senior notes are being excluded from the company’s FY12 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those to issue stock-based compensation, acquire a company, or issue convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s income statement under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q1 and its non-GAAP estimates for Q2 and FY12:

•

Stock-Based Expenses: The company’s compensation strategy is to use stock-based compensation to attract and retain key employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•

Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of an acquired company’s research and development efforts, customer lists and customer relationships, as items arising from pre-acquisition activities. These are costs that are determined at the time of an acquisition. While it is continually viewed for impairment, amortization of the cost is a static expense, one that is not typically affected by operations during any particular period.

•

Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible subordinated notes that were issued in a private placement in January 2010. The imputed interest rate is approximately 5.9%, while the coupon interest rate is 0.75%. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•	Income Tax Effects: The company’s estimated non-GAAP effective tax rate is lower than the estimated GAAP effective tax rate due to the exclusion of the expense items described above.

###

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about expected GAAP revenue and GAAP and non-GAAP EPS for the second fiscal quarter of 2012 and the full fiscal year, the company’s expected tax rates, stock-based compensation expenses, amortization expenses, and shares outstanding. The achievement or success of the matters covered by such forward-looking statements involve risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; rate of growth and anticipated revenue run rate; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; interest rates; the company’s plans to build our new global headquarters in San Francisco, California and the associated costs; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time, including the company’s Form 10-Q that will be filed for the fiscal quarter ended April 30, 2011, and our Form 10-K filed for the fiscal year ended January 31, 2011. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Copyright (c) 2011 salesforce.com, inc. All rights reserved. Salesforce and the “no software” logo are registered trademarks of salesforce.com, inc., and salesforce.com owns other registered and unregistered trademarks. Other names used herein may be trademarks of their respective owners.

salesforce.com, inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2011	2010
Revenues:
Subscription and support	$473,504	$350,712
Professional services and other	30,860	26,101

Total revenues	504,364	376,813

Cost of revenues (1):
Subscription and support	75,243	44,057
Professional services and other	27,823	27,524

Total cost of revenues	103,066	71,581

Gross profit	401,298	305,232

Operating expenses (1):
Research and development	65,292	40,122
Marketing and sales	254,471	175,867
General and administrative	84,338	56,193

Total operating expenses	404,101	272,182

Income (loss) from operations	(2,803)	33,050

Investment income	8,055	7,875
Interest expense	(3,671)	(7,060)
Other expense	(800)	(1,973)

Income before provision for income taxes and noncontrolling interest	781	31,892

Provision for income taxes	(251)	(12,016)

Consolidated net income	530	19,876

Less: Net loss attributable to noncontrolling interest	0	(2,131)

Net income attributable to salesforce.com	$530	$17,745

Basic net income per share attributable to salesforce.com common shareholders	$0.00	$0.14

Diluted net income per share attributable to salesforce.com common shareholders	$0.00	$0.13

Shares used in computing basic net income per share	133,454	128,032

Shares used in computing diluted net income per share	141,062	132,251
(1) Amounts include stock-based expenses, as follows:
Cost of revenues	$3,651	$3,074
Research and development	7,839	4,102
Marketing and sales	23,787	12,210
General and administrative	12,281	7,082

salesforce.com, inc.

Condensed Consolidated Statements of Operations

As a percentage of total revenues:

(Unaudited)

	Three Months Ended April 30,
	2011	2010
Revenues:
Subscription and support	94%	93%
Professional services and other	6	7

Total revenues	100	100

Cost of revenues:
Subscription and support	15	12
Professional services and other	5	7

Total cost of revenues	20	19

Gross profit	80	81

Operating expenses:
Research and development	13	10
Marketing and sales	51	47
General and administrative	17	15

Total operating expenses	81	72

Income (loss) from operations	(1)	9

Investment income	2	2
Interest expense	(1)	(2)
Other expense	0	(1)

Income before provision for income taxes and noncontrolling interest	0	8

Provision for income taxes	0	(3)

Consolidated net income	0	5

Less: Net loss attributable to noncontrolling interest	0	0

Net income attributable to salesforce.com	0%	5%

Stock-based expenses as a percentage of total revenues, as follows:
Cost of revenues	1%	1%
Research and development	2	1
Marketing and sales	5	3
General and administrative	2	2

salesforce.com, inc.

Condensed Consolidated Balance Sheets

(in thousands)

	April 30,	January 31,
	2011	2011
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$664,612	$424,292
Short-term marketable securities	99,224	72,678
Accounts receivable, net	270,816	426,943
Deferred commissions	65,800	67,774
Deferred income taxes	23,791	27,516
Prepaid expenses and other current assets	63,886	55,721

Total current assets	1,188,129	1,074,924

Marketable securities, noncurrent	758,449	910,587
Property and equipment, net (see additional metrics)	446,268	387,174
Deferred commissions, noncurrent	46,645	48,842
Deferred income taxes, noncurrent	47,432	41,199
Capitalized software, net (see additional metrics)	124,661	127,987
Goodwill	406,889	396,081
Other assets, net (see additional metrics)	109,595	104,371

Total assets	$3,128,068	$3,091,165

Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable	$16,969	$18,106
Accrued expenses and other liabilities (see additional metrics)	295,970	345,121
Deferred revenue	893,904	913,239
Convertible senior notes, net	478,369	0

Total current liabilities	1,685,212	1,276,466

Convertible senior notes, net	0	472,538
Income taxes payable, noncurrent	20,292	18,481
Long-term lease liabilities and other	49,062	25,487
Deferred revenue, noncurrent	21,229	21,702

Total liabilities	1,775,795	1,814,674

Temporary equity	96,631	0

Stockholders’ equity:
Common stock	134	133
Additional paid-in capital	1,083,867	1,098,604
Accumulated other comprehensive gain	76	6,719
Retained earnings	171,565	171,035

Total stockholders’ equity	1,255,642	1,276,491

Total liabilities, temporary equity and stockholders’ equity	$3,128,068	$3,091,165

salesforce.com, inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three Months Ended April 30,
	2011	2010
Operating activities:
Consolidated net income	$530	$19,876
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,593	14,505
Amortization of debt discount and transaction costs	2,255	5,451
Amortization of deferred commissions	24,675	19,489
Expenses related to stock-based awards	47,558	26,468
Excess tax benefits from employee stock plans	(2,034)	(9,288)
Changes in assets and liabilities:
Accounts receivable, net	156,127	138,951
Deferred commissions	(20,504)	(19,308)
Prepaid expenses and other current assets	(9,383)	9,939
Other assets	(2,713)	(1,439)
Accounts payable	(1,137)	(1,658)
Accrued expenses and other current liabilities	(65,641)	(19,984)
Deferred revenue	(19,808)	(39,819)

Net cash provided by operating activities	139,518	143,183

Investing activities:
Business combinations, net of cash acquired	(13,335)	0
Land activity and building improvements	(1,014)	0
Strategic investments	(5,433)	(500)
Changes in marketable securities	126,458	(495,943)
Capital expenditures	(27,314)	(11,690)

Net cash provided by (used in) investing activities	79,362	(508,133)

Financing activities:
Purchase of subsidiary stock	0	(1,273)
Proceeds from the exercise of stock options	32,286	37,516
Excess tax benefits from employee stock plans	2,034	9,288
Contingent consideration payment related to prior business combination	(2,800)	0
Principal payments on capital lease obligations	(3,562)	(1,918)

Net cash provided by financing activities	27,958	43,613

Effect of exchange rate changes	(6,518)	825

Net increase (decrease) in cash and cash equivalents	240,320	(320,512)

Cash and cash equivalents, beginning of period	424,292	1,011,306

Cash and cash equivalents, end of period	$664,612	$690,794

salesforce.com, inc.

Additional Metrics

(Unaudited)

	Apr 30,	Jan 31,	Oct 31,	Jul 31,	Apr 30,	Jan 31,
	2011	2011	2010	2010	2010	2010
Full Time Equivalent Headcount	5,513	5,306	4,758	4,447	4,106	3,969

Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,522,285	$1,407,557	$1,802,440	$1,858,928	$1,901,548	$1,727,048
Deferred revenue, current and noncurrent	$915,133	$934,941	$694,557	$683,019	$664,529	$704,348

Selected Balance Sheet Accounts (in thousands):

	Apr 30,	Jan 31,
	2011	2011
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$31,037	$29,154
Acquired developed technology, net of accumulated amortization	93,624	98,833

	$124,661	$127,987

Other Assets, net
Deferred professional services costs, noncurrent portion	$9,860	$10,201
Long-term deposits	12,617	12,114
Purchased intangible assets, net accumulated amortization	30,620	31,660
Acquired intellectual property, net of accumulated amortization	5,594	5,874
Strategic investments	31,593	27,065
Other	19,311	17,457

	$109,595	$104,371

Property and Equipment, net
Land	$248,263	$248,263
Building improvements	15,640	10,115
Computers, equipment and software	171,703	115,736
Furniture and fixtures	22,518	20,462
Leasehold improvements	106,528	100,380

	564,652	494,956
Less accumulated depreciation and amortization	(118,384)	(107,782)

	$446,268	$387,174

Accrued Expenses and Other Current Liabilities
Accrued compensation	$98,237	$148,275
Accrued other liabilities	122,213	112,840
Accrued income and other taxes payable	34,673	49,135
Accrued professional costs	15,464	12,548
Accrued rent	25,383	22,323

	$295,970	$345,121

	Three Months Ended April 30,
	2011	2010
Revenues by geography (in thousands):
Americas	$340,018	$259,284
Europe	94,395	66,842
Asia Pacific	69,951	50,687

	$504,364	$376,813

As a percentage of total revenues:

Revenues by geography:
Americas	67%	69%
Europe	19	18
Asia Pacific	14	13

	100%	100%

Supplemental Revenue Analysis (1)

	Three Months Ended April 30, 2011 compared to Three Months Ended April 30, 2010	Three Months Ended January 31, 2011 compared to Three Months Ended January 31, 2010	Three Months Ended April 30, 2010 compared to Three Months Ended April 30, 2009
Revenue constant currency growth rates (as compared to the comparable prior periods)
Americas	31%	26%	18%
Europe	36%	41%	24%
Asia Pacific	29%	35%	50%
Total growth	32%	30%	22%

(1)	We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect at the end of each quarter for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

Supplemental Diluted Sharecount Information

(in thousands)

	Three Months Ended April 30,
	2011	2010
Weighted-average shares outstanding for basic earnings per share	133,454	128,032
Effect of dilutive securities:
Convertible senior notes	2,409	0
Warrants associated with the convertible senior note hedges	678	0
Employee stock awards	4,521	4,219

Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	141,062	132,251

Supplemental Cash Flow Information (2)

Free cash flow analysis, a non-GAAP measure

(in thousands)

	Three Months Ended April 30,
	2011	2010
Operating cash flow –
GAAP net cash provided by operating activities	$139,518	$143,183
Less:
Capital expenditures	(27,314)	(11,690)

Free cash flow	$112,204	$131,493

(2)	Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to the building of our new global headquarters.

salesforce.com, inc.

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS

The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2011	2010
Gross profit
GAAP gross profit	$401,298	$305,232
Plus:
Amortization of purchased intangibles (b)	9,095	1,678
Stock-based expenses (c)	3,651	3,074

Non-GAAP gross profit	$414,044	$309,984

Operating expenses
GAAP operating expenses	$404,101	$272,182
Less:
Amortization of purchased intangibles (b)	(1,240)	(826)
Stock-based expenses (c)	(43,907)	(23,394)

Non-GAAP operating expenses	$358,954	$247,962

Income from operations
GAAP income (loss) from operations	$(2,803)	$33,050
Plus:
Amortization of purchased intangibles (b)	10,335	2,504
Stock-based expenses (c)	47,558	26,468

Non-GAAP income from operations	$55,090	$62,022

Non-operating income (a)
GAAP non-operating income (loss)	$3,584	$(1,158)
Plus: Amortization of debt discount, net	2,758	5,451

Non-GAAP non-operating income	$6,342	$4,293

Net income attributable to salesforce.com
GAAP net income attributable to salesforce.com	$530	$17,745
Plus:
Amortization of purchased intangibles	10,335	2,504
Stock-based expenses	47,558	26,468
Amortization of debt discount, net	2,758	5,451
Less:
Income tax effect of Non-GAAP items	(21,291)	(12,219)

Non-GAAP net income attributable to salesforce.com	$39,890	$39,949

Diluted earnings per share
GAAP diluted earnings per share	$0.00	$0.13
Plus:
Amortization of purchased intangibles	0.07	0.02
Stock-based expenses	0.34	0.20
Amortization of debt discount, net	0.02	0.04
Less:
Income tax effect of Non-GAAP items	(0.15)	(0.09)

Non-GAAP diluted earnings per share attributable to salesforce.com	$0.28	$0.30

Shares used in computing diluted net income per share	141,062	132,251

a) Non-operating income consists of investment income, interest expense and other expense
b) Amortization of purchased intangibles were as follows:

	Three Months Ended April 30,
	2011	2010
Cost of revenues	$9,095	$1,678
Marketing and sales	1,240	826

	$10,335	$2,504

c) Stock-based expenses were as follows:

	Three Months Ended April 30,
	2011	2010
Cost of revenues	$3,651	$3,074
Research and development	7,839	4,102
Marketing and sales	23,787	12,210
General and administrative	12,281	7,082

	$47,558	$26,468

salesforce.com, inc.

COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME PER SHARE

The following reflects the calculation of Basic and Diluted Net Income Per Share

(in thousands, except per share data)

(Unaudited)

	Three Months Ended April 30,
	2011	2010
GAAP Basic Net Income Per Share

Net income attributable to salesforce.com	$530	$17,745

Basic net income per share attributable to salesforce.com common stockholders	$0.00	$0.14

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	133,454	128,032

	Three Months Ended April 30,
	2011	2010
Non-GAAP Basic Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$39,890	$39,949

Basic Non-GAAP net income per share attributable to salesforce.com common stockholders	$0.30	$0.31

Shares used in computing basic net income per share attributable to salesforce.com common stockholders	133,454	128,032

	Three Months Ended April 30,
	2011	2010
GAAP Diluted Net Income Per Share

Net income attributable to salesforce.com	$530	$17,745

Diluted net income per share attributable to salesforce.com common stockholders	$0.00	$0.13

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	141,062	132,251

	Three Months Ended April 30,
	2011	2010

Non-GAAP Diluted Net Income Per Share

Non-GAAP net income attributable to salesforce.com	$39,890	$39,949

Diluted Non-GAAP net income per share attributable to salesforce.com common stockholders	$0.28	$0.30

Shares used in computing diluted net income per share attributable to salesforce.com common stockholders	141,062	132,251